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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of Washington Mutual, Inc. of our report dated January 22, 1997, except as to
Note 28, which is as of March 7, 1997, relating to the consolidated financial statements of Great Western Financial Corporation, which appears on page 69 of the December 31, 1998, annual report on Form 10-K of Washington Mutual, Inc. and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP
--------------------------------
PricewaterhouseCoopers LLP
Los Angeles, California

June 18, 1999